Exhibit 99.1

LogicVision Reports First Quarter Financial Results

SAN JOSE, Calif. – April 21, 2009 – LogicVision, Inc. (NASDAQ: LGVN), a leading provider of semiconductor built-in-self-test (BIST) and diagnostic solutions, today announced its financial results for the first quarter ended March 31, 2009.

First Quarter 2009 Results
Revenues in the first quarter of 2009 were $3.1 million, compared with $3.0 million in the fourth quarter of 2008.

Net loss in the first quarter of 2009 was $104,000, or $0.01 per share, compared with a net loss of $782,000, or $0.08 per share, reported in the fourth quarter of 2008. The first quarter net loss includes approximately $243,000 in costs associated with considering strategic alternatives, as indicated in the company’s December 16, 2008 press release.

Operating expenses were $2.6 million in the first quarter, including $120,000 of stock-based employee compensation charges in accordance with SFAS 123 (R). This compares with $3.0 million of operating expenses in the fourth quarter of 2008, including $83,000 of stock-based employee compensation charges in accordance with SFAS 123(R).

At March 31, 2009, LogicVision had $6.9 million in cash, cash equivalents, and investments compared with $9.4 million at December 31, 2008. In addition, the company had accounts receivable of $1.9 million at March 31, 2009, compared with $500,000 at December 31, 2008. The company has no debt.

New orders received during the fourth quarter totaled $2.6 million. The company exited the first quarter with a 12-month backlog of $10.7 million, compared with a 12-month backlog of $9.9 million at the end of the fourth quarter. The company’s total backlog was $17.4 million as of March 31, 2009.

“Operationally, LogicVision performed well during the first quarter of 2009, especially in light of the current state of the economy,” said James T. Healy, president and CEO of LogicVision. “This allowed us to achieve solid first quarter financial results, including revenues in line with guidance, cash and cash equivalents at about $6.9 million, with cash and receivables totaling about $8.9 million, and strong quarterly bookings. We were pleased to have recorded our first quarter of operating profit in the past seven years; however, the approximate $243,000 in costs we incurred associated with considering our strategic alternatives resulted in a net loss for the quarter.

“While there are preliminary indications that the economy may be reaching a bottom, we believe that the recovery will take some time. Some of our customers are continuing to express uncertainty about their businesses and as such, we plan to continue our on-going cost-control measures this quarter. In the longer term, we believe that the economic turmoil has caused some companies to more seriously re-evaluate their ‘make’ versus ‘buy’ decisions, which could positively impact us in the future.”

Guidance for the Second Quarter of 2009

  Revenues are expected to be in the range of $2.9 million to $3.0 million.

  Net loss is expected to be in the range of $100,000 to $0, or a net loss in the range of $0.01 to $0.00 per share. We expect to be break-even, or profitable, on an operating basis.

  Cash, cash equivalents and investments are expected to be between approximately $5.5 million and $6.0 million at the end of the second quarter.

Conference Call
LogicVision will broadcast its conference call discussion of first quarter of 2009 financial results today, April 21, 2009 at 2 p.m. Pacific time. To listen to the call, please dial 888-603-9710, pass code: “LogicVision.” A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial 203-369-3653. The LogicVision financial results conference call will be available via a live web cast on the investor relations section of the company’s web site at http://www.logicvision.com. An archived web cast of the call will be available at http://www.logicvision.com for one year.

About LogicVision Inc.
LogicVision (NASDAQ: LGVN) provides a comprehensive set of proprietary built-in-self-test (BIST) technologies for achieving the highest quality silicon manufacturing test while reducing test costs for complex System-on-Chip devices. LogicVision's Dragonfly Test Platform™ enables integrated circuit designers to embed BIST functionality into a semiconductor design.

This functionality is used during semiconductor production test and throughout the useful life of the chip. The complete Dragonfly Test Platform, including the ETCreate™, Silicon Insight™ and Yield Insight™ product families, improves profit margins by reducing device field returns and test costs, accelerating silicon bring-up times and shortening both time-to-market and time-to-yield. For more information on the company and its products, please visit the LogicVision website at www.logicvision.com.

FORWARD LOOKING STATEMENTS:
Except for the historical information contained herein, the matters set forth in this press release, including statements as to the effects of economic turmoil on the Company’s business, and the Company’s expected financial results, including revenues, net loss, breakeven or profitability status on an operating basis, and cash, cash equivalents and investments, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the possibility that orders could be modified or cancelled, existing customer orders may not be renewed, customers may not adopt or expand their use of the Company’s products, the ability of the Company to negotiate and sign customer agreements and obtain purchase orders, trends in capital spending in the semiconductor industry, the timing and nature of customer orders, whether customers accept the Company’s new and existing products, the impact of competitive products and alternative technological advances, the effects of the Company’s consideration of strategic alternatives, and other risks detailed in LogicVision’s Annual Report on Form 10-K for the year ended December 31, 2008 and from time to time in LogicVision’s SEC reports. These forward-looking statements speak only as of the date hereof. LogicVision disclaims any obligation to update these forward-looking statements.

LogicVision, ETCreate, ScanBurst, ETMemory, Silicon Insight, Yield Insight and LogicVision logos are trademarks or registered trademarks of LogicVision Inc. in the United States and other countries.

Contacts:

LogicVision Contact:
Mei Song
LogicVision
408-452-2486
InvestorRelations@logicvision.com

- Summary financial data follows -

LOGICVISION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31,	December 31,
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$6,917	$9,249
Short-term investments	-	150
Accounts receivable, net of allowance for doubtful
accounts of $20 and $5, respectively	1,944	504
Prepaid expenses and other current assets	831	593
Total current assets	9,692	10,496
Property and equipment, net	347	411
Goodwill	6,846	6,846
Other long-term assets	203	206
Total assets	$17,088	$17,959

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$773	$516
Accrued liabilities	1,578	1,791
Deferred revenue, current portion	7,703	7,871
Total current liabilities	10,054	10,178
Deferred revenue	1,043	1,703
Other long-term liabilities	76	187
Total liabilities	11,173	12,068

Commitments and contingencies

Stockholders' Equity:
Preferred stock, $0.0001 par value:
Authorized: 5,000 shares;
Issued and outstanding: no shares issued and outstanding	-	-
Common stock, $0.0001 par value:
Authorized: 50,000 shares;
Issued and outstanding: 9,474 shares at March 31, 2009
and 9,460 shares at December 31, 2008	1	1
Additional paid-in capital	109,383	109,247
Accumulated other comprehensive income (loss)	(37)	(29)
Accumulated deficit	(103,432)	(103,328)
Total stockholders' equity	5,915	5,891
Total liabilities and stockholders' equity	$17,088	$17,959

LOGICVISION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2008
Revenues:
Bundled license and maintenance	$2,720	$2,815
Upfront license	61	-
Professional service	283	155
Total revenues	3,064	2,970

Cost of revenues:
Bundled license and maintenance	468	754
Professional service	136	77
Total cost of revenues	604	831
Gross profit	2,460	2,139

Operating expenses:
Research and development	800	1,008
Sales and marketing	843	1,506
General and administrative	687	894
Cost related to strategic alternatives	243	-
Total operating expenses	2,573	3,408

Loss from operations	(113)	(1,269)
Interest and other income, net	9	18

Loss before provision for income taxes	(104)	(1,251)
Income tax provision	-	15

Net loss	$(104)	$(1,266)

Net loss per common share, basic and diluted	$(0.01)	$(0.13)
Weighted average number of shares outstanding, basic and
diluted	9,468	9,674